Exhibit 99.4

CRYSTAL US HOLDINGS 3 L.L.C.

CRYSTAL US SUB 3 CORP.

NOTICE OF GUARANTEED DELIVERY

10% Series A Senior Discount Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 10% Series A Senior Discount Notes due 2014

and

10½% Series B Senior Discount Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 10½% Senior Discount Notes due 2014

The Exchange Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by Celanese Corporation, the direct parent of Crystal US Holdings 3 L.L.C.

Registered holders of outstanding 10% Series A Senior Discount Notes due 2014 and 10½% Senior Discount Notes due 2014 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10% Series A Senior Discount Notes due 2014 and 10½% Senior Discount Notes due 2014 (the "Exchange Notes"), respectively, and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" in the Prospectus.

The Exchange Agent is:

THE BANK OF NEW YORK

By Registered or Certified Mail:	By Fascimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331	212-298-1915	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331
To Confirm by Telephone:
212-815-6331

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2005 (the "Prospectus") of Crystal US Holdings 3 L.L.C. and Crystal US Sub 3 Corp. (collectively, the "Company"), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Outstanding Notes (Please print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book- Entry Facility)	Principal Amount of Outstanding Bonds Tendered

SIGN HERE

Name of Registered or Acting Holder: __________________________________________________

Signature(s): ____________________________________________________________________

Name(s) (please print): ____________________________________________________________

Address: ________________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________________________________________________________________

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number: ____________________________________________________________

Euroclear or Clearstream, Luxembourg Account Number: ____________________________________

Date: __________________________________________________________________________

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent's message in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: __________________________	______________________________________
(Authorized Signature)
Address: ______________________________	Title: __________________________________
____________________________________	Name: ________________________________
(Zip Code)	(Please type or print)
Area Code and Telephone No.:
____________________________________	Date: __________________________________

NOTE:    DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.